UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

ACCO BRANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Corporate Drive
Lake Zurich, IL	60047
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 541-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ACCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01.	Other Events.

On March 1, 2020, ACCO Brands Corporation (the “Company”) announced that it had priced at par $575 million aggregate principal amount of 4.25% senior unsecured notes due 2029 (the “New Notes”). The Company also announced that it issued a conditional notice of redemption for all $375 million outstanding principal amount of its 5.25% senior notes due 2024 (the “Existing Notes”). Proceeds from the offering of the New Notes will be applied toward the redemption price of the Existing Notes, the repayment of approximately $180 million of the Company’s outstanding borrowings under its secured revolving credit facility and to pay fees and expenses related to the offering of New Notes. A copy of the press release announcing the Company’s pricing of its New Notes is filed herewith as Exhibit 99.1 to this Form 8-K.

The New Notes referred to in this Form 8-K have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and may not be offered or sold within the United States or to U.S. persons, except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the New Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated March 1, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Statements contained in or incorporated by reference into this Form 8-K, other than statements of historical fact, including statements regarding the Company’s intention to complete the offering of New Notes, redeem its Existing Notes and repay of portion of its outstanding credit facility borrowings, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to it at the time such statements are made. These statements, which are generally identifiable by the use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and the Company undertakes no duty or obligation to update them whether as a result of new information, future events or otherwise. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company’s securities.

Among the factors that could cause the Company’s actual results to differ materially from these forward-looking statements are general market and other conditions that may adversely impact the Company’s ability to complete the offering of New Notes and the redemption of Existing Notes, as well as the other risks and uncertainties described in “Part I, Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in other reports the Company files with the Securities and Exchange Commission. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: March 1, 2021
	By:	/s/Neal V. Fenwick
Neal V. Fenwick
Executive Vice President and Chief Financial Officer

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